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                                                                    EXHIBIT: 4.1




                       AMENDMENT NO. 4 TO RIGHTS AGREEMENT

         THIS AMENDMENT NO. 4, dated as of July 9, 2001 (this "Amendment"), is between Triton Energy Limited, a company organized under the laws of the Cayman Islands (the "Company"), and Mellon Investor Services LLC (as successor to Chemical Bank), a national banking association (the "Rights Agent").

                                    RECITALS

         A. The Company and the Rights Agent are parties to a Rights Agreement dated as of March 25, 1996, as amended (the "Rights Agreement").

         B. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth below.

         Accordingly, the Rights Agreement is hereby amended as follows:

1. AMENDMENT OF SECTION 1(a). Section 1(a) of the Rights Agreement is amended by adding as the penultimate sentence to Section 1(a) the following:

         "Notwithstanding anything in this Agreement to the contrary, AHC and Hess Sub, together with the Affiliates and Associates of each of them, shall not be deemed to be an Acquiring Person for all purposes of this Agreement, provided that this sentence shall cease to apply if and when the Acquisition Agreement and the Principal Shareholders Agreement both terminate and neither AHC nor Hess Sub purchases any Ordinary Shares or 8% Preference Shares pursuant thereto or, if AHC or Hess Sub has purchased any Ordinary Shares or 8% Preference Shares pursuant thereto then at such time after such purchase that AHC, Hess Sub, and their respective Affiliates and Associates, collectively, cease to be the Beneficial Owner of 10% or more of the number of outstanding Ordinary Shares (assuming for the purpose of this calculation the conversion or exchange of all outstanding securities of the Company convertible into or exchangeable for Ordinary Shares)."

2. AMENDMENT OF SECTION 1(o). Section 1(o) of the Rights Agreement is amended to add the following sentence at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, a Share Acquisition Date shall not be deemed to have occurred as a result of
         (A) (i) the execution of the Acquisition Agreement, (ii) the execution of the Principal Shareholders Agreement or (iii) public announcement or the consummation (or the public announcement of such consummation) of the transactions contemplated by the Acquisition Agreement or the Principal Shareholders Agreement or (B) any other acquisition by AHC or Hess Sub, together with the Affiliates and Associates of each of them, of Beneficial Ownership of Ordinary Shares or 8% Preference Shares, or any public announcement thereof, after the purchase by AHC or Hess Sub of any Ordinary Shares or 8% Preference Shares pursuant to the Principal Shareholders Agreement or the Acquisition Agreement; provided that this sentence shall cease to apply to AHC and Hess Sub, together with the Affiliates and Associates of each of them, at such time that AHC and Hess Sub, together with the



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         Affiliates and Associates of each of them, cease to be the Beneficial
         Owner of an aggregate of 10% or more of the number of outstanding Ordinary Shares (assuming for the purpose of this calculation the conversion or exchange of all outstanding securities of the Company convertible into or exchangeable for Ordinary Shares)."

3. AMENDMENT OF SECTION 1. Section 1 of the Rights Agreement is amended to add the following at the end thereof:

         "(q) "Acquisition Agreement" shall mean the Acquisition Agreement, dated as of July 9, 2001, by and among AHC, Hess Sub and the Company.

         (r) "AHC" shall mean Amerada Hess Corporation, a Delaware corporation.

         (s) "Hess Sub" shall mean Amerada Hess (Cayman) Limited, a company limited by shares under the laws of the Cayman Islands and a wholly-owned subsidiary of AHC.

         (t) "Scheme of Arrangement" shall mean either (i) a compulsory acquisition pursuant to Section 88 of the Companies Law (2001 Second Revision), as amended, of the Cayman Islands or (ii) a scheme of arrangement in accordance with Section 86 of the Companies Law (2001 Second Revision), as amended, of the Cayman Islands, each as contemplated by the Acquisition Agreement.

         (u) "Principal Shareholders Agreement" shall mean the Principal Shareholders Agreement, dated as of July 9, 2001, by and among AHC, Hess Sub, the Company and the shareholders listed on Annex A thereto."

4. AMENDMENT OF SECTION 2. The first sentence of Section 2 of the Rights Agreement is amended to delete the following words:

         "and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Ordinary Shares)"

5. AMENDMENT OF SECTION 3(a). Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of
         (A) (i) the execution of the Acquisition Agreement, (ii) the execution of the Principal Shareholders Agreement or (iii) public announcement or the consummation (or the public announcement of such consummation) of the transactions contemplated by the Acquisition Agreement or the Principal Shareholders Agreement or (B) any other acquisition by AHC or Hess Sub, together with the Affiliates and Associates of each of them, of Beneficial Ownership of Ordinary Shares or 8% Preference Shares, or any public announcement thereof, after the purchase by AHC or Hess Sub of any Ordinary Shares or 8% Preference Shares pursuant to the Principal Shareholders Agreement or the Acquisition Agreement; provided that this sentence shall cease to apply to AHC and Hess Sub, together with the Affiliates and Associates of each of them, at such time that AHC and Hess Sub, together with the Affiliates and Associates of each of them, cease to be the Beneficial Owner of an



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         aggregate of 10% or more of the number of outstanding Ordinary Shares
         (assuming for the purpose of this calculation the conversion or exchange of all outstanding securities of the Company convertible into or exchangeable for Ordinary Shares)."

6. AMENDMENT OF SECTION 20(c). Section 20(c) of the Rights Agreement is amended to add the following words to the end of such section:

         "Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage."

7. ADDITION OF SECTION 34. The parties hereto hereby amend the Rights Agreement by adding the following Section 34 to the Rights Agreement:

         "Section 34. Additional Agreements. (a) Simultaneously with the effective time of the Scheme of Arrangement, (i) this Agreement will be terminated and be without any further force or effect, (ii) none of the parties to this Agreement will have any rights, obligations or liabilities hereunder, and (iii) the holders of the Rights will not be entitled to any benefits, rights or other interests under this Agreement, including without limitation the right to purchase or otherwise acquire Preference Shares or any other securities of the Company.

         (b) Notwithstanding anything in this Agreement to the contrary, this Agreement, and the rights conveyed hereby, shall be inapplicable to (i) the transactions contemplated by the Acquisition Agreement and the Principal Shareholders Agreement or any announcement thereof and (ii) any acquisition by AHC or Hess Sub, together with the Affiliates and Associates of each of them of Beneficial Ownership of Ordinary Shares or 8% Preference Shares, or any public announcement thereof after the purchase by AHC or Hess Sub of any Ordinary Shares or 8% Preference Shares pursuant to the Principal Shareholders Agreement or the Acquisition Agreement for so long as AHC and Hess Sub, together with the Affiliates and Associates of each of them, Beneficially Owns an aggregate of at least 10% of the number of outstanding Ordinary Shares (assuming for the purpose of this calculation, the conversion or exchange of all outstanding securities of the Company convertible into or exchangeable for Ordinary Shares)."



8. EFFECTIVENESS. This Amendment shall be deemed effective as of the date and year first above written. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

9. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the Cayman Islands and for all purposes shall be governed by and construed in accordance with the laws of such Country applicable to contracts to be made and performed entirely within such Country except that the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the Laws of the State of New York, U.S.A. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment



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is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected or impaired or invalidated.







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         EXECUTED as of the date and year set forth above.

ATTEST:                                    TRITON ENERGY LIMITED



 /s/ THOMAS J. MURPHY                      By: /s/ A. E. TURNER, III
----------------------------                  ----------------------------------
Name: Thomas J. Murphy                     Name:  A. E. Turner, III
Title: Secretary                           Title:  Senior Vice President

ATTEST:                                    MELLON INVESTOR SERVICES LLC



 /s/ MARGARET W. GRUBB                     By: /s/ JANIS E. MASON
----------------------------                  ----------------------------------
Name:  Margaret W. Grubb                   Name:  Janis E. Mason
Title:  Assistant Vice President           Title:  Relationship Manager